Exhibit 10.1

                                                               EXECUTION VERSION

                              FIRST AMENDMENT TO
                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of May 21, 2004, is entered into by and among:

                  (1) WILD OATS MARKETS, INC., a Delaware corporation (the "Borrower");

                  (2) Each of the financial institutions listed in Schedule I to the Credit Agreement referred to in Recital A below (collectively, the "Lenders") constituting Required Lenders; and

                  (3) WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association ("WFB"), as the administrative agent for the Lenders (in such capacity, the "Administrative Agent").

                                   RECITALS

         A. The Borrower, the Lenders, the Administrative Agent and WFB in its capacity as L/C Issuer and Swing Line Lender are parties to that certain Second Amended and Restated Credit Agreement, dated as of February 26, 2003 (the "Credit Agreement").

         B. The Borrower has requested that the Lenders constituting Required Lenders and the Administrative Agent amend the Credit Agreement in certain respects.

         C. The Lenders executing this Amendment and the Administrative Agent are willing to so amend the Credit Agreement upon the terms and subject to the conditions set forth below.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Lenders executing this Amendment and the Administrative Agent hereby agree as follows:

         1. Definitions, Interpretation. All capitalized terms defined above and elsewhere in this Amendment shall be used herein as so defined. Unless otherwise defined herein, all other capitalized terms used herein shall have the respective meanings given to those terms in the Credit Agreement, as amended by this Amendment. The rules of construction set forth in Article I of the Credit Agreement shall, to the extent not inconsistent with the terms of this Amendment, apply to this Amendment and are hereby incorporated by reference.

         2. Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in paragraph 4 below, the Credit Agreement is hereby amended as follows:

                  (a) Section 1.01 is hereby amended by adding in appropriate alphabetical order a new definition of the terms "Convertible Senior Debentures" to read in its entirety as follows:

                           "Convertible Senior Debentures" shall mean,
                  collectively, those certain unsecured Convertible Senior Debentures due 2034, to be issued from time to time by the Borrower after May 24, 2004 on substantially the terms and conditions as set forth in that certain Preliminary Offering Memorandum, dated as of May 24, 2004.

                  (b) Section 1.01 is hereby further amended by changing the definitions of the terms "Distributions", "Disqualified Stock", Equity Securities", and "Pricing Grid" to read in their entirety as follows:

                           "Distributions" shall mean dividends (in cash,
                  property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of any Loan Party or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount is calculated with reference to the fair market or equity value of any Loan Party), but excluding (i) dividends payable solely in shares of common stock of any Loan Party and (ii) payments in respect of any Convertible Senior Debentures.

                           "Disqualified Stock" shall mean any capital stock,
                  warrants, options or other rights to acquire capital stock (but excluding any debt security which is convertible, or exchangeable, for capital stock (including, without limitation, the Convertible Senior Debentures)), which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date.

                           "Equity Securities" of any Person shall mean (a)
                  any common stock, preferred stock, participations, shares, partnership interests, limited liability company interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) any warrants, options or other rights to acquire any of the foregoing; provided, however, that for purposes of this Agreement and the other Credit Documents, "Equity Securities" shall not include the obligations of the Borrower evidenced by the Convertible Senior Debentures until such time (if any) when any such Convertible Senior Debentures have been converted into Equity Securities in accordance with the terms thereof.



                            "Pricing Grid" shall mean:

----------------------------------------------------------------------------------------
                                     Pricing Grid
                   (rates are expressed in basis points per annum)
----------------------------------------------------------------------------------------
      Leverage Ratio    Applicable     Applicable      Commitment     Letter of Credit
                        Margin for     Margin for
                        LIBOR Loans     Base Rate
Tier                       (bps)       Loans (bps)     Fee (bps)         Fee (bps)
---- ----------------- -------------- -------------- --------------- -------------------

 1        < 2.75           125.0                0.0       25.0             100.0

 2    > 2.75 < 3.00        150.0               25.0       25.0             100.0
      -
 3    > 3.00 < 3.25        175.0               50.0       37.5             110.0
      -
 4    > 3.25 < 3.50        200.0               75.0       37.5             110.0
      -
 5    > 3.50 < 4.00        225.0              100.0       50.0             115.0
      -
 6        > 4.00           250.0              100.0       50.0             115.0
          -
---- ----------------- -------------- -------------- --------------- -------------------


                           Any increase or decrease in the Applicable Margin
                  resulting from a change in the Leverage Ratio shall become effective as of the fifth (5th) day following the final day by which a Compliance Certificate is required to be delivered pursuant to Section 5.01(a) (regardless of when actually delivered); provided, however, that if the Borrower fails to deliver a Compliance Certificate for a Fiscal Quarter when due in accordance with such Section, then Tier 6 shall apply as of the fifth (5th) day following such failure. The Applicable Margin in effect from the Closing Date until the first day of the Fiscal Quarter following the Borrower's delivery of its Compliance Certificate for the first Fiscal Quarter period subsequent to the Closing Date shall be determined based upon Tier 6.

                  (c)      Section 4.01(l) is hereby amended by changing clause
        (i) thereof to read in its entirety as follows:


                           (i) All outstanding Equity Securities of the Loan
                  Parties are duly authorized, validly issued, fully paid and non-assessable. Except as issued under (i) the Wild Oats Markets, Inc. 1996 Equity Incentive Plan, (ii) the Wild Oats Markets, Inc. 2001 Non-officer/Non-director Stock Option Plan, (iii) the Wild Oats Employee Stock Purchase Plan, (iv) the Bruce Bowman Equity Incentive Plan, (v) the Edward Dunlap Equity Incentive Plan, (vi) the Stephen Kaczynski Equity Incentive Plan, (vii) the Terry Maloy Equity Incentive Plan, (viii) the David Clark Equity Incentive Plan, (ix) the Gary Rawlings Equity Incentive Plan, (x) other board of directors approved equity incentive plans granted to other key employees from time to time, and (xi) any other convertible securities issued by the Borrower otherwise permitted pursuant to this Agreement, there are no outstanding subscriptions, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (firm or conditional) obligating the Loan Parties to issue, deliver or sell, or cause to be issued, delivered or sold, any additional Equity Securities of the Loan Parties, or obligating the Loan Parties to grant, extend or enter into any such agreement or commitment. All Equity Securities of the Loan Parties have been offered and sold in compliance with all federal and state securities laws and all other Requirements of Law, except where any failure to comply is not reasonably likely to have a Material Adverse Effect.

                  (d) Section 4.01(l) is hereby further amended by adding thereto a new clause (ii) to read in its entirety as follows:

                           (ii) The Convertible Senior Debentures have been
                  duly authorized and when sold will be validly issued. The Convertible Senior Debentures will be offered and sold in compliance with all federal and state securities laws and all other Requirements of Law, except where any failure to comply is not reasonably likely to have a Material Adverse Effect.

                  (e) Section 4.01(n) is hereby amended by adding to Schedule 4.01(n) thereto the language set forth on Attachment A hereto.

                  (f) Section 5.02(a) is hereby amended by (i) deleting the word "and" appearing at the end of clause (xv), (ii) renumbering clause (xvi) thereof as clause (xvii), and (iii) adding a new clauses
         (xvi) between clauses (xv) and (xvii) to read in its entirety as follows:

                           (xvi) Indebtedness evidenced by the Convertible
                  Senior Debentures in an aggregate principal amount not exceeding $115,000,000 at any one time outstanding, which Indebtedness shall rank pari passu as to payment with the Obligations; and

                  (g)      Section 5.02(c) is hereby amended by changing clause
        (ii) thereof to read in its entirety as follows:

                           (ii) Sales of assets (and/or sales of all of the
                  Equity Securities of Subsidiaries holding such assets) in connection with the assignment or subleasing of leasehold interests or the closures and sale of any Store or group of Stores, provided that the total fair market value of such assets (and/or Equity Securities) does not exceed $[CONFIDENTIAL](1) in any Fiscal Year;

                  (h)      Section 5.02(d) is hereby amended by changing clause
        (iv)(B) thereof to read in its entirety as follows:

                           (B) The aggregate consideration paid by the Loan
                  Parties for all such Acquisitions (including consideration consisting of the Equity Securities of the Borrower or its Subsidiaries or of Net Cash Issuance Proceeds) paid in any Fiscal Year does not exceed $[CONFIDENTIAL](2); and

----------
(1) Confidential Treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.
(2) Confidential Treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.

                  (i) Section 5.02(f) is hereby amended by (i) deleting the word "and" appearing at the end of clause (iv), adding an "and" at the end of clause (v), and (iii) adding a new clause (vi) immediately after clause (v) to read in its entirety as follows:

                           (vi) In addition to the foregoing, the Borrower may
                  purchase shares of its capital stock from any shareholder (including Perry D. Odak) and/or any of the Convertible Senior Debentures with cash in an aggregate amount not to exceed twenty five percent (25%) of the aggregate gross proceeds obtained as of the date of such purchase or repurchase through the issuance of the Convertible Senior Debentures, provided that after giving effect to the making of each such purchase or repurchase, the Borrower is in compliance with Section 5.03(c) and no Default has occurred and is continuing on the date of, or would result after giving effect to, any such purchase or repurchase;

                  (j) Section 5.02(f) is hereby further amended by changing the proviso appearing at the end thereof to read in its entirety as follows:

                  provided, that in no event shall the aggregate amount of Distributions made by the Borrower pursuant to clauses (ii),
                  (iii), (iv) and (v) above during any Fiscal Year of the Borrower exceed the Net Income of the Loan Parties for the most recently ended Fiscal Year of the Borrower, unless such Distributions are for payment of taxes by an upper-tier entity with respect to a lower-tier entity.

                  (k) Section 5.02(h) is hereby amended to read in its entirety as follows:

                           "Payments of Indebtedness, Etc. No Loan Party shall
                  (i) prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled payment thereof any Indebtedness (other than the Obligations, refinancing of Indebtedness to the extent permitted pursuant to Section 5.02(a), or repayment of Indebtedness of any Subsidiary of the Borrower owed to any Loan Party); (ii) amend, modify or otherwise change the terms of any document, instrument or agreement evidencing Indebtedness (other than the Obligations to the extent set forth in this Agreement) so as to accelerate the scheduled payment thereof; (iii) amend, modify or otherwise change any of the terms or provisions of the Convertible Senior Debentures in a manner which shortens the maturity date or optional repurchase date thereof or otherwise adversely affects the material rights of the Administrative Agent and the Lenders; or (iv) make any payment in contravention of any Subordination Agreement (if any) or not otherwise permitted pursuant to the definition of Permitted Subordinated Indebtedness. Notwithstanding the foregoing, the Administrative Agent and the Lenders acknowledge and agree that repurchases of all or any portion of the Convertible Senior Debentures made by the Borrower upon the occurrence of a "fundamental change" (as defined in the Convertible Senior Debentures) shall not be prohibited pursuant to this Section 5.02(h).

                  (l) Section 5.02(j) is hereby amended by to read in its entirety as follows:

                           (j) Except as set forth on Schedule 5.02(j) (as
                  updated from time to time with the consent of the Administrative Agent), no Loan Party shall enter into any Contractual Obligation with any Affiliate (other than any other Loan Party) or engage in any other transaction with any Affiliate except upon terms at least as favorable to such Loan Party as an arms-length transaction with unaffiliated Persons, unless such transaction is otherwise permitted hereunder (excluding compensation and indemnifications arrangements and benefit plans for officers, directors and other employees of the Borrower and its Subsidiaries entered into or maintained or established in the ordinary course of business).

                  (m) Section 5.02(j) is hereby further amended by adding to
         Schedule 5.02(j) thereto the language set forth on Attachment B hereto.

                  (n) Section 5.03(a) is hereby amended to read in its entirety as follows:

                           (a) Adjusted Leverage Ratio. The Borrower shall not
                  permit the Adjusted Leverage Ratio as at the end of any Fiscal Quarter to be greater than the following for the respective periods set forth below:

              Period                                   Adjusted Leverage Ratio

                Closing Date to and including                 3.75:1.00
                        March 27, 2004

        March 28, 2004 to and including April 2, 2005         4.75:1.00

        April 3, 2005 to and including October 1, 2005        4.50:1.00

           October 2, 2005 and any time thereafter            4.25:1.00

--------------------------------------------------------------------------------

                  (o) Section 5.03(c) is hereby amended by (i) deleting the "." at the end of clause (iii) thereof and replacing it with "; minus" and (ii) adding a new clause (iv) to read in its entirety as follows:

                           (iv) Twenty-five percent (25%) of the gross
                  proceeds obtained through the issuance of the Convertible Senior Debentures thereafter expended to repurchase Equity Securities and/or Convertible Senior Debentures to the extent such repurchases are permitted pursuant to Section 5.02(f).

                  (p) Section 5.03(d) is hereby amended to read in its entirety as follows:

                           (d) New Leases. The Borrower shall not permit the
                  aggregate amount of New Leases for New Stores (excluding relocations of existing Stores) entered into by the Loan Parties to be greater than the following amounts for the respective periods set forth below:

                                   Period                       Maximum
                                   ------                       -------

                              Fiscal Year 2004              [CONFIDENTIAL](3)

                              Fiscal Year 2005              [CONFIDENTIAL](4)

                              Fiscal Year 2006              [CONFIDENTIAL](5)

                              Fiscal Year 2007              [CONFIDENTIAL](6)

----------
(3) Confidential Treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.
(4) Confidential Treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.
(5) Confidential Treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.
(6) Confidential Treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.

                           Notwithstanding the foregoing, the Borrower may
                  utilize Net Cash Issuance Proceeds (other than obtained upon conversion of all or any part of the Convertible Senior Debentures into Equity Securities) to finance additional New Leases not otherwise permitted pursuant to this Section 5.03(d), and for purposes of determining the "cost"
                  associated with entering into such additional new Leases,
                  the deemed cost for entering into new Leases for Stores
                  using the "natural foods supermarket" format shall be $2,700,000, and the deemed cost for entering into new Leases for Stores using the "farmers' market" format shall be $2,000,000.
--------------------------------------------------------------------------------

                  (q) Section 5.03(e) is hereby amended to read in its entirety as follows:

                           (e) Capital Expenditures. The Borrower shall not
                  permit the aggregate amount of Capital Expenditures made by the Loan Parties in any Fiscal Year to be greater than the following amounts for the respective Fiscal Years set forth below:

                              Fiscal Year                     Maximum Amount
                              -----------                     --------------

                                  2004                       [CONFIDENTIAL](7)
                                  2005                       [CONFIDENTIAL](8)
                       2006 and each Fiscal Year             [CONFIDENTIAL](9)
                               thereafter

----------
(7) Confidential Treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.
(8) Confidential Treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.
(9) Confidential Treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.

                           provided, however, that to the extent the maximum
                  amount of Capital Expenditures for any Fiscal Year (such Fiscal Year, a "Base Year"), as set forth above, exceeds the actual Capital Expenditures made by the Loan Parties for such Base Year, the Loan Parties shall be allowed to carry forward and add to the maximum amount of permissible Capital Expenditures for the immediately following Fiscal Year an amount equal to the lesser of (i) the excess of the maximum amount of Capital Expenditures for such Base Year over the actual Capital Expenditures made for such Base Year and (ii) 20% of the maximum amount of Capital Expenditures for such Base Year.

                  (r) Section 5.03(f) is hereby deleted.

                  (s) Exhibit N of the Credit Agreement (the form of Compliance Certificate) is hereby amended to read in its entirety as set forth on Attachment C hereto.

         3. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that the following are true and correct on the date of this Amendment and that, after giving effect to the amendments set forth in paragraph 2 above, the following will be true and correct on the Effective Date:

                  (a) The representations and warranties of the Borrower set forth in Article IV of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which are true and correct in all material respects as of such date);

                  (b) No Default has occurred and is continuing; and

                  (c) The Credit Agreement, the Security Agreement, the Pledge Agreement and the Guaranty are in full force and effect.

         4. Effective Date. The amendments effected by clauses (c), (e), (j),
(l) and (m) of paragraph 2 above shall become effective as of May 21, 2004, subject to receipt by the Lenders executing this Amendment and the Administrative Agent of this Amendment duly executed by the Borrower, the Lenders constituting Required Lenders and the Administrative Agent, and the amendments effected by the remainder of paragraph 2 above shall become effective as of May 21, 2004 (the "Effective Date"), subject to receipt by the Lenders executing this Amendment and the Administrative Agent on or prior to the Effective Date of the following, each in form and substance satisfactory to the Lenders executing this Amendment, the Administrative Agent and their respective counsel, as applicable:

                  (a) This Amendment duly executed by the Borrower, the Lenders constituting Required Lenders and the Administrative Agent;

                  (b) A letter in the form of Attachment D hereto appropriately completed and duly executed by each Guarantor (the "Guarantor Consent Letter");

                  (c) A certificate of good standing (or comparable certificate) for the Borrower and each Guarantor, certified as of a recent date prior to the Effective Date by the Secretary of State (or comparable public official) of its state of incorporation or formation;

                  (d) A certificate of the Secretary or an Assistant Secretary (or comparable officer) of the Borrower, dated the Effective Date, certifying that (i) except as attached thereto, that the certificate of incorporation and bylaws of the Borrower delivered to the Administrative Agent on the Closing Date have not been modified since the Closing Date and remain in full force and effect; (ii) that attached thereto are true and correct copies of resolutions duly adopted by the board of directors of the Borrower (or other comparable enabling action) and continuing in effect, which authorize the execution, delivery and performance by the Borrower of this Amendment, the performance by the Borrower of the Credit Agreement as amended by this Amendment and the other Credit Documents, and the consummation of the transactions contemplated hereby and thereby;
         (iii) that attached thereto is a true and correct copy of the Preliminary Offering Memorandum provided to the prospective investors with respect to the issuance by the Borrower of the Convertible Senior Debentures; (iv) that there are no proceedings for the dissolution or liquidation of the Borrower; and (v) the incumbency, signatures and authority of the officers of the Borrower authorized to execute, deliver and perform this Amendment, the Credit Agreement as amended by this Amendment, the other Credit Documents and all other documents, instruments or agreements related thereto executed or to be executed by the Borrower;

                  (e) A certificate of the Secretary or an Assistant Secretary (or comparable officer) of each Guarantor, dated the Effective Date, certifying (i) that the certificate of incorporation, articles of incorporation, certificate of limited partnership, articles of organization or comparable document of such Guarantor and the bylaws, partnership agreement, limited liability company agreement or comparable document of such Guarantor, in each case delivered to the Administrative Agent on the Closing Date have not been modified since of the Closing Date and remain in full force and effect; (ii) that attached thereto are true and correct copies of resolutions duly adopted by the board of directors or other governing body of such Guarantor (or other comparable enabling action) and continuing in effect, which authorize the execution, delivery and performance by such Guarantor of the Guarantor Consent Letter and such Guarantor's on-going performance of its obligations under the Guaranty; (iii) that there are no proceedings for the dissolution or liquidation of such Loan Party; and (iv) the incumbency, signatures and authority of the officers of such Guarantor authorized to execute and deliver the Guarantor Consent Letter, and perform its obligations under the Guaranty and the Security Agreement;

                  (f) Receipt by the Administrative Agent of favorable written opinions from (i) Skadden, Arps, Slate, Meagher & Flom LLP, and (ii) Freya R. Brier, Esq., general counsel to the Borrower, in each case dated the Effective Date, addressed to the Administrative Agent for the benefit of the Administrative Agent and the Lenders and covering the due authorization, validity and enforceability of this Amendment and the enforceability of the Credit Agreement as amended by this Amendment and otherwise in form and substance reasonably satisfactory to the Administrative Agent;

                  (g) Receipt by the Administrative Agent of a true and correct copy of the definitive purchase agreement providing for the issuance of the Convertible Senior Debentures in an amount not less than $75,000,000;

                  (h) Such other evidence as the Administrative Agent or any Lender may reasonably request to establish the accuracy and completeness of the representations and warranties and the compliance with the terms and conditions contained in this Amendment and the other Credit Documents.

         5. Effect of this Amendment. On and after the Effective Date, each reference in the Credit Agreement and the other Credit Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. Except as specifically amended above, (a) the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed and (b) the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Lenders or Agent, nor constitute a waiver of any provision of the Credit Agreement or any other Credit Document. Notwithstanding the foregoing, in the event that the Borrower fails to issue Convertible Senior Debentures in an amount not less than $75,000,000 on or before June 15, 2004, the amendments effected pursuant to clauses (a), (b),
(d), (f) through (i), (k) and (n) through (s) shall be null and void and of no further force and effect.

         6.       Miscellaneous.

                  (a) Counterparts. This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

                  (b) Headings. Headings in this Amendment are for convenience of reference only and are not part of the substance hereof.

                  (c) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Colorado without reference to conflicts of law rules.

                  (d) Amendment Fee. Promptly upon the issuance of the Convertible Senior Debentures, the Borrower shall pay to each of the Lenders that execute this Amendment on or before 5:00 p.m. Mountain Daylight time May 24, 2004 an amendment fee in the amount of .05% of such Lender's respective Proportionate Share.

                         [The Signature Pages Follow]

         IN WITNESS WHEREOF, the Borrower, the Administrative Agent and the Lenders executing this Amendment have caused this Amendment to be executed as of the day and year first above written.


BORROWER:                           WILD OATS MARKETS, INC.


                                    By: /s/ Freya R. Brier
                                        ----------------------------------------
                                        Name: Freya R. Brier
                                              ----------------------------------
                                        Title: VP Legal
                                               ---------------------------------


ADMINISTRATIVE AGENT:               WELLS FARGO BANK, NATIONAL
                                    ASSOCIATION


                                    By: /s/ Marc Rosenberg
                                        ----------------------------------------
                                        Name: Marc Rosenberg
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


LENDERS:                            WELLS FARGO BANK, NATIONAL
                                             ASSOCIATION


                                    By: /s/ Marc Rosenberg
                                        ----------------------------------------
                                        Name: Marc Rosenberg
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------

                                    U.S. BANK NATIONAL ASSOCIATION


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------


                                    VECTRA BANK COLORADO N.A.


                                    By: /s/ Steven J. Griffith
                                        ----------------------------------------
                                        Name: Steven J. Griffith
                                              ----------------------------------
                                        Title: Senior Vice President
                                              ----------------------------------


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------


                                    BANK OF AMERICA, N.A.


                                    By: /s/ David R. Barney
                                        ----------------------------------------
                                        Name: David R. Barney
                                              ----------------------------------
                                        Title: Senior Vice President
                                              ----------------------------------


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------